UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2014

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2014, Domtar Corporation (“Domtar” or “the Corporation”) announced the appointment of Michael D. Garcia as President, Pulp and Paper, effective May 1, 2014. In this capacity, Mr. Garcia will oversee the operations of North America’s largest producer of uncoated freesheet paper, and one of the top-three market pulp producers in the world, through a network of thirteen mills in the United States and Canada. Mr. Garcia joins Domtar from his role as CEO of Evraz Highveld Steel & Vanadium Company, a publicly listed, integrated steel and vanadium producer in South Africa.

Mr. Garcia will relocate to the Fort Mill, SC area and join Domtar’s Management Committee when he takes up his new position.

On January 31, 2014, Mr. Garcia entered into an employment agreement with Domtar pursuant to which he will serve as the Corporation’s President, Pulp and Paper, commencing on May 1, 2014.

The agreement provides for an annual base salary of $625,000 and an annual bonus opportunity of 89 –178% of base salary. With respect to fiscal year 2014, Mr. Garcia will be granted awards under the Domtar Corporation Omnibus Incentive Plan (the “Omnibus Incentive Plan”) at a level equivalent to 140% of his base salary.

As compensation for long-term incentive payments and other compensation from his current employer that he will forfeit by reason of accepting employment with the Corporation, Mr. Garcia will receive a one-time restricted share unit (RSU) award under the Omnibus Incentive Plan with an aggregate grant date fair value of $840,000 that will cliff-vest in its entirety on the third anniversary of the grant date. In the event that Mr. Garcia’s departure from his current employer does not result in his forfeiting long-term incentive payments and other compensation such award will not be made.

The Corporation will provide Mr. Garcia with a settlement allowance of $80,000 to cover expenses relating to his relocation, and will otherwise assume and pay expenses incurred in connection with his relocation in accordance with the Corporation’s relocation policy.

Mr. Garcia will also be eligible to benefits that are provided to members of the Management Committee.

Upon an involuntary termination of Mr. Garcia’s employment by the Corporation for reasons other than cause or a breach by him of the terms and conditions of his employment agreement, Mr. Garcia will be eligible to receive severance in accordance with Domtar’s Severance Program for Management Committee Members.

While he is employed and for 24 months thereafter, Mr. Garcia is subject to certain non-disclosure, non-competition and non-solicitation covenants. Severance benefits are subject to compliance with these covenants and to the execution and non-revocation of a general release of claims in favor of the Corporation.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1:	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President, Corporate Law and Secretary

Date: April 17, 2014

Exhibit Index

Exhibit No.	Exhibit

Exhibit 99.1:	Press Release

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